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                                                 Exhibit 21
                                                 ----------



                           SOUTH JERSEY GAS COMPANY
                          SUBSIDIARIES OF REGISTRANT
                            AS OF DECEMBER 31, 1997


                            Percentage of
                            Voting Securities                   State of
                            Owned by Parent     Relationship    Incorporation
                            --------------------------------------------------
South Jersey Gas Company    Registrant          Parent          New Jersey

SJG Capital Trust                           100 Subsidiary      Delaware



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